NOTE PURCHASE AGREEMENT

BY AND AMONG

CLUBHOUSE MEDIA GROUP, INC.

AND

CHRIS ETHERINGTON

DATED AS OF AUGUST 26, 2021

TABLE OF CONTENTS

Exhibit A Form of Promissory Note, Exhibit B Form of Warrant, Exhibit C Form of Security Agreement, Exhibit D Disbursement Instructions and Exhibit E Placement Agent Warrant.

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this "Agreement") is entered into as of August 26, 2021 (the "Closing Date"), by and among **Clubhouse Media Group, Inc.**, a Nevada corporation (the "Company") and Chris Etherington, an Individual ("Buyer"). The Company and the Buyer may be collectively referred to herein as the "Parties" and individually as a "Party".

WHEREAS, the Company desires to issue and sell to the Buyer a senior secured convertible promissory note of the Company on the terms set forth herein and the Buyer wishes to purchase such senior secured promissory note on the terms and conditions provided for herein and the Parties desire to undertake the other actions and enter into the other agreements as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a) "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b) "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c) "Common Stock" shall mean the common stock of the Company, $0.001 par value per share.

(d) "Contract" means any contract, commitment, understanding or agreement (whether oral or written).

(e) "Control" means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f) "Governmental Entity" means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(g) "Law" means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(h) "Liabilities" means liabilities, obligations or responsibilities of any nature whatsoever,

whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(i) "Lien" means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(j) "Losses" means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(k) "Material Adverse Effect" shall mean any event or condition that would have a material adverse effect on the business, financial condition or prospects of the Company and any of its subsidiaries, when taken as a consolidated whole; provided, that events or conditions affecting the economic, including the effect of the Covid-19 pandemic shall not constitute a material adverse effect.

(l) "Note" shall have the meaning as defined in Section 2.01(a).

(m) "Order" means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(n) "Person" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(o) "Placement Agent" shall mean Boustead Securities, LLC, who has acted as placement agent for the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

(p) "Placement Agent Warrant" shall mean the five year warrant issued by the Company at Closing to the Placement Agent entitling it or its designees to purchase that number of shares of Common Stock equal to seven percent (7%) of the maximum number of shares of Company Common Stock into which the Note may be converted by the Holder(s) thereof; which warrant shall be in the form of Exhibit E annexed hereto and made a part hereof.

(q) "Securities" shall mean the collective reference to the Note, the Warrant, the Placement Agent Warrant and the Common Stock, including Common Stock issuable upon conversion of the Note and exercise of the Warrant and the Placement Agent Warrant.

(r) "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(s) "Security Agreement" shall have the meaning as that term is defined in Section 2.01(b).

(t) "SEC Reports" shall have the meaning as that term is defined in Section 3.08.

(u) "Transactions" means the purchase and sale of the Note and the other transactions contemplated under the Transaction Documents.

(v) "Transaction Documents" means this Agreement, the Note, the Warrant, the Security Agreement and the Placement Agent Warrant, and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transactions related to the forgoing, including, without limitations, those delivered at the Closing.

(w) "Warrant" shall have the meaning as that term is defined in Section 2.01(a).

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms "Dollars" and "$" mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation"; references herein to any gender shall include each other gender; references herein to any Person shall include such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. PURCHASE AND SALE; AGREEMENTS

Section 2.01 Purchase and Sale of Securities.

(a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Buyer a 10% senior secured convertible promissory note of the Company in the aggregate principal amount of $165,000.00 and in the form attached hereto as Exhibit A and made a part hereof (the "Note"). The Buyer shall acquire the Note for a purchase price of $150,000.00 (the "Purchase Price"), reflecting a $15,000.00 original issue discount. At the Closing, the Company shall issue a common stock purchase warrant to the Buyer , in the form as attached hereto as Exhibit B and made a part hereof, entitling the Buyer to purchase 37,500 shares of the Company's Common Stock (the "Warrant") upon

the terms and subject to the limitations and conditions set forth in such Warrant. In addition, at the Closing, the Company shall issue the Placement Agent Warrant to the Placement Agent, in the form as attached hereto as Exhibit E and made a part hereof

(b) The obligations under the Note shall be secured by a first priority lien and security interest on all of the assets of the Company as further provided in that certain security agreement entered into between the Company and Buyer on the date of this Agreement a form of which is attached hereto as Exhibit C and made a part hereof (the "Security Agreement").

(c) Annexed hereto as Exhibit D and made a part hereof is the form of instructions on disbursement of the Purchase Price to be executed and delivered by the Company and the Buyer (the "Disbursement Instructions")

Section 2.02 Deliverables at Closing.

(a) At the Closing, Buyer shall deliver:

(i) The Purchase Price, less amounts withheld under the Disbursement Instructions (the "Net Purchase Price") to the Company via a check payable to the Company or by wire transfer of immediately available funds pursuant to the wire instructions as provided by the Company to Buyer and set forth in the Disbursement Instructions;

(ii) The amounts payable to Persons, other than the Company, pursuant to the Disbursement Instructions, by wire transfer of immediately available funds pursuant to the wire r instructions as provided by such Persons to Buyer pursuant to the Disbursement Instructions; and

(iii) a copy of the Note, Security Agreement, Warrant and Disbursement Instructions, duly executed by an authorized officer of the Buyer.

(b) At the Closing, the Company shall deliver to the Buyer a copy of the Note, the Security Agreement, the Warrant and the Disbursement Instructions, and deliver to the Placement Agent the Placement Agent Warrant, each duly executed by an authorized officer of the Company.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the "Closing") shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date and effective as of 11:59 p.m. Eastern time, on such date.

Section 2.04 Use of Proceeds. The Company covenants and agrees that it shall utilize the Purchase Price for business development and general working capital.

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-contravention.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b) The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, do not (i) violate or conflict with any Law or Order to which the Company may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which the Company is a party or to which the Company is subject or by which the Company's properties, assets or rights are bound or (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company.

Section 3.03 Capitalization. The authorized capital stock of the Company consists of ________ shares of capital stock, each with a par value of $0.001 per share, consisting of (a) ________ shares of Common Stock and (b) __________ shares of preferred stock which may be issued with such rights, designations and privileges as the Company's board of directors may determine from time to time (the "Preferred Stock"). Section 3.03 of the Company Disclosure Schedule sets forth the number of issued and outstanding shares of Common Stock and the number of additional shares of Common Stock (the "Fully-Diluted Common Stock") issuable upon conversion of all convertible securities or the exercise of all options and warrants to purchase Common Stock. One share of Preferred Stock of the Company has been issued. All of the outstanding shares of Common Stock of the Company and all of the share capital or membership interests of each of the Company's direct and indirect subsidiaries have been or will be, as of the Closing, duly authorized, validly in issued and are fully paid and nonassessable. Except as set forth in Section 3.03 of the Company Disclosure Schedule (i) no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (iii) there are no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions,

including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Securities as described in this Agreement.

Section 3.04 Subsidiaries. The Company's direct and indirect subsidiaries are listed in Section 3.04 to the Company Disclosure Schedule annexed hereto.

Section 3.05 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof and under the Note and Warrant, shall be duly issued, fully paid and nonassessable, and are free and clear of all taxes, liens, and charges with respect to the issue thereof.

Section 3.06 No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule, or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted and shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings, and registrations which the Company or any of its

subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

Section 3.07 Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (each an "*Action*") now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect. Section 3.07 of the Company Disclosure Schedule describes the only Actions currently pending against the Company which the Company believes is without merit and, in any event, will not have a Material Adverse Effect.

Section 3.08 SEC Reports. The Company has duly and timely filed with the Securities and Exchange Commission ("SEC") all reports required to be filed under the Securities Exchange Act of 1934, as amended, including Form 10-K Annual Reports, Form 10-Q Quarterly Reports and Form 8-K Interim Reports (collectively, the "SEC Reports"). All of the SEC Reports are true and correct in all material respects, make full and fair disclosure of all material information and do not omit any information that would be required to be disclosed in order to make thee disclosures in such SEC Reports not misleading in any material respect.

Section 3.09 Acknowledgment Regarding Subscriber's Purchase of the Securities. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber's purchase of the Securities.

Section 3.10 No General Solicitation. Neither the Company, nor any of its "affiliates" (as defined in Rule 144 under the Securities Act), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 3.11 No Integrated Offering. Assuming the accuracy of each Purchaser's representations set forth in this Agreement, neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

Section 3.12 Employee Relations. Neither the Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any subsidiary is party to any collective bargaining agreement. The Company's and/or its subsidiaries' employees are not members of any union, and the Company believes that its and its subsidiaries' relationship with their respective employees is good.

Section 3.13 Permits. The Company and its subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates, or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, "*Permits*") required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The Company or its subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation, or termination would not have a Material Adverse Effect.

Section 3.14 Title. Each of the Company and its subsidiaries has good and marketable title to all of its real and personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

Section 3.15 Rights of First Refusal. The Company is not obligated to offer the Securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 3.16 Brokers' Fees. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except for the payment of success fees to registered broker-dealers or investment banks engaged by the Company, as described above.

Section 3.17 Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Financial Statements and is not so disclosed or that otherwise would have a Material Adverse Effect.

Section 3.18 Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Article IV. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Buyer is an Individual and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b) The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not violate any Laws or Orders to which Buyer is subject or violate, breach or conflict with any provision of Buyer's organizational documents.

Section 4.03 Investment Representations.

(a) Buyer understands and agrees that the consummation of this Agreement including the delivery of the Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Note, the shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company that may be issued upon conversion of the Note, the Warrant, and the shares of Common Stock that may be issued upon exercise of the Warrant (collectively, the "Securities") are being acquired for Buyer's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b) Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d) At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or

solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Securities acquired by Buyer hereunder as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities acquired by Buyer hereunder published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(e) Buyer is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(f) Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

(g) Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transactions set forth herein.

Section 4.04 Brokers. Except for Boustead Securities, LLC, Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. INDEMNIFICATION

Section 5.01 General Indemnification. Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party and such other Party's Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an "Indemnified Party"), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or the Transaction Documents by the Indemnifying Party.

Section 5.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article V against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the "Notice of Loss") to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 5.03 Payment. Upon a determination of liability under this Article V the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 5.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VI. MISCELLANEOUS

Section 6.01 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:

Clubhouse Media Group, Inc.
Attn: Amir Ben-Yohanan
201 Santa Monica Blvd., Suite 30
Santa Monica, California 90401
Email: amir_yoh@yahoo.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: John Cacomanolis
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: jcacomanolis@anthonypllc.com

If to the Buyer, to:

Chris Etherington
48 Ironhorse Trail
Ladera Ranch, CA 92694

Email: mrvintage68@protonmail.com

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.02 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a) This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 6.04 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 6.05 Further Assurances. Following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to

carry out the provisions of the Transaction Documents.

Section 6.06 Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Party. Other than as specifically set forth herein, including in Article V, nothing in this Agreement shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 6.07 Governing Law; Venue; Etc.

(a) This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction's conflict-of-laws principles.

(b) SUBJECT TO SECTION 6.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6.07(c).

(d) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that

such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 6.08 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 6.09 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration before a retired judge in accordance with the rules and regulations of JAMS Dispute Resolution, located in Los Angeles, California. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, JAMS Dispute Resolution shall select the arbitrator. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Nevada law or any applicable federal law. The arbitrator shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Los Angeles, California. The provisions of this Section 6.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 6.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 6.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the

subject matter hereof and thereof.

Section 6.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 6.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit to this Agreement.

Section 6.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

Clubhouse Media Group, Inc.

DocuSigned by:

By: [signature]
AC903B6ADB4A49C...
Name: Chris Young
Title: President

Chris Etherington

DocuSigned by:

By: Chris Etherington
7CC2E0137B6244E...
Name: Chris Etherington

Exhibit A
Senior Secured Convertible Promissory Note

(Attached)

Exhibit B
Common Stock Purchase Warrant

(Attached)

Exhibit C
Security Agreement

(Attached)

Exhibit D
Disbursement Instructions

(Attached)